UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 15, 2012

 OMNICOMM SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

 Delaware

(State or Other Jurisdiction of Incorporation)

000-25203	11-3349762
(Commission File Number)	(IRS Employer Identification No.)

2101 W. Commercial Blvd., Suite 3500 Ft. Lauderdale, FL	33309
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (954) 473-1254

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2012, Ronald T. Linares resigned as Chief Financial Officer and Executive Vice President of Finance and HR. His resignation is not due to a disagreement with the Company on any matter relating to its operations, policies or practices, including with regard to the accuracy of its financial statements.

Thomas E Vickers, (49) has been designated by the Board of Directors to serve as the Company's Chief Financial Officer effective October 16, 2012. Mr. Vickers was Vice President of Finance for the company and joined OmniComm in October 2011. Prior to joining OmniComm, Mr. Vickers was with Ocwen Financial Corporation, where he served as Director, Servicing Operations and Director & Controller. Mr. Vickers has undergraduate degrees in Finance and Accounting and a Master of Taxation from Florida Atlantic University, an MBA from the University of Miami and is a Chartered Financial Analyst Charterholder.

There are no family relationships between Mr. Vickers and any director or executive officer of the Company. There are no related-party transactions between the Company and Mr. Vickers reportable under Item 5.02 of Form 8-K or Item 404(a) of Regulation S-K as referenced therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OmniComm Systems, Inc.

Date: October 17, 2012	By:	/s/ Thomas E. Vickers
Thomas E. Vickers
Chief Financial Officer